EX 99.1

RAYTHEON


FOR IMMEDIATE RELEASE

Contact:
Amy Hosmer
781.860.2423

Raytheon updates progress on E&C power plant projects

Expects to meet or exceed second quarter financial objectives for continuing operations

     LEXINGTON, Mass., (June 26, 2003) - Raytheon Company (NYSE: RTN) said today that while it has made considerable progress toward the completion of the two Massachusetts power plants it is building for Exelon Power, it will not complete construction of the Fore River facility in Weymouth, Mass., by June 30, 2003 as previously expected. The testing phase has commenced at the Fore River facility and the Company expects to transfer control of the facility to Exelon in July. Exelon announced earlier this month it had taken control of the Mystic facility in Everett, Mass., and the facility has entered commercial operation.

     Total costs to complete the projects have increased by approximately $90 million, primarily the result of schedule delays and technical issues experienced during commissioning processes for the projects. Separately, the Company is pursuing recovery actions to reduce the total project costs. The company expects to complete its assessment of the project costs in connection with the closing of the second quarter and record a charge of approximately $90 million to discontinued operations for these projects.

     Separately, Raytheon expects second quarter 2003 results from continuing operations will meet or exceed its financial objectives for the quarter, including bookings, sales, operating income, EPS and cash flow. Raytheon expects to issue its second quarter 2003 earnings results and host its earnings conference call on Thursday, July 24, 2003.

     Raytheon Company, with 2002 sales of $16.8 billion, is an industry leader in defense, government and commercial electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Lexington, Mass., Raytheon employs more than 76,000 people worldwide.

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Disclosure regarding forward-looking statement:

     Certain statements made in this release, including any statements relating to the Company's future plans, objectives, and projected future financial performance, contain or are based on, forward-looking statements within the meaning of the federal securities laws. Specifically, statements that are not historical facts, including statements accompanied by words such as "believe," "expect," "estimate," "intend," or "plan," and variations of these words and similar expressions, are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. The Company expressly disclaims any current intention to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this release. Important factors that could cause actual results to differ include, but are not limited to: the ability to obtain or the timing of obtaining future government awards; the availability of government funding; changes in government or customer priorities due to program reviews or revisions to strategic objectives; difficulties in developing and producing operationally advanced technology systems; termination of government contracts; program performance and timing of contract payments; the performance of critical subcontractors; government import and export policies and other government regulations; the ultimate resolution of contingencies and legal matters, including investigations; the effect of market conditions, particularly in relation to the general aviation and commuter aircraft markets; the uncertainty of the timing and amount of net realizable value of Boeing Business Jet-related assets; the Company's lack of construction industry expertise resulting from the Company's sale of its Engineers and Constructors business; the timing of project completion and customer acceptance of two Massachusetts construction projects; further delays and cost growth arising from testing and commissioning processes conducted at the Massachusetts projects; the final determination by the Company of the required expenditures to complete the Massachusetts projects; and the impact of change orders, the recoverability of the Company's claims and the outcome of defending claims asserted against the Company. Further information regarding the factors that could cause actual results to differ materially from the Company's expectations are disclosed in the Company's SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 30, 2003.